UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

RENEGY HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33712	20-8987239
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 West Warner Road, Suite 132 Tempe, AZ	85284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 556-5555

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective with the acceptance by Sierra Pacific Industries (the “Lessor”) on February 7, 2008, Renegy Susanville, LLC (the “Lessee”), an indirect wholly-owned subsidiary of Renegy Holdings, Inc. (the “Registrant”) entered into a Lease Agreement dated January 31, 2008 (the “Lease”) with the Lessor to lease approximately 40 acres of land in Susanville, California (the “Site”) on which an idle biomass power plant owned by the Lessee is located. The Lease provides for monthly lease payments of $750 per acre per month commencing January 31, 2008 and terminating no later than January 30, 2013, except under certain circumstances. Simultaneously with entering into the Lease, for consideration of $100,000, the Lessee entered into an Option Agreement (the “Option Agreement”) with the Lessor, which provides Lessee the option (the “Option”) to acquire the Site (with the right to substitute five acres at the Site for a neighboring parcel of five acres) pursuant to a form of Purchase and Sale Agreement that is attached as Exhibit B to the Option Agreement (the “Purchase Agreement”), for a purchase price of $80,000 per acre, subject to a price escalation of 1.5% per annum, beginning February 1, 2009. The Option Agreement terminates on January 31, 2013, subject to certain exceptions. The Option Agreement provides that the initial $100,000 payment shall be credited against the purchase price of the Site upon exercise of the Option. In addition, the Lease provides that 100% of the first 24 months of lease payments made by Lessee shall apply to the purchase price under the Option Agreement if the Lessee elects to exercise the Option during such period. If the Lessee exercises the Option on or after the first day following the 24th month of the Lease term, only 50% of all lease payments made within the first 24 months of the Lease term and thereafter shall apply to the purchase price.
The Registrant expects that the Lessee will use the Site to refurbish and operate the idled biomass power plant owned by the Lessee, subject to obtaining necessary financing to refurbish the plant, obtaining any necessary construction, operation and environmental permits, identifying and securing necessary fuel sources at a cost-effective rate, entering into a power purchase agreement to sell the power produced by the plant and other necessary activities to refurbish, restart and operate the plant.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Lease Agreement and the Option Agreement and the exhibits thereto (including the form of Purchase Agreement attached to the Option Agreement). The Lease Agreement and the Option Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference in their entirety.
The filing of this Form 8-K shall not be deemed an admission by the Registrant that the Lease Agreement and the Option Agreement entered into by the Lessee constitute material agreements of the Registrant.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The text of Item 1.01 above is incorporated by reference into this Item 2.03.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws and is subject to safe harbors created therein. These forward-looking statements include, but are not limited to, those regarding the Registrant’s expectations regarding the Lessee using the Site to refurbish and operate the idled biomass power plant owned by the Lessee.
These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risk that the Lessee will be unable to obtain necessary financing to refurbish the plant, the risk that the Lessee will be unable to obtain necessary construction, operation and/or environmental permits, the risk that the Lessee will be unable to identify and secure a cost-effective fuel source, the risk that the Lessee will be unable to enter into a cost-effective power purchase agreement, together with the development generally of the Registrant’s overall strategic objectives and the other risks set forth in the Registrant’s most recent Form 10-QSB filed with the Securities and Exchange Commission. The Registrant undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Lease between Renegy Susanville, LLC and Sierra Pacific Industries dated January 31, 2008

10.2	Option Agreement between Renegy Susanville, LLC and Sierra Pacific Industries dated January 31, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENEGY HOLDINGS, INC.
By:	/s/ Robert W. Zack
Robert W. Zack
Executive Vice President and Chief Financial Officer

Date: February 13, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease between Renegy Susanville, LLC and Sierra Pacific Industries dated January 31, 2008

10.2	Option Agreement between Renegy Susanville, LLC and Sierra Pacific Industries dated January 31, 2008